    As filed with the Securities and Exchange Commission on August 7, 1998
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                            VIROPHARMA INCORPORATED
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     23-2789550
     (State or other jurisdiction of                    (I.R.S. employer
     incorporation or organization)                     Identification No.)

                            VIROPHARMA INCORPORATED
                            405 EAGLEVIEW BOULEVARD
                           EXTON, PENNSYLVANIA  19341
                    (Address of Principal Executive Offices)
                        _______________________________

                   VIROPHARMA INCORPORATED STOCK OPTION PLAN
                            (Full title of the Plan)
                        _______________________________

                                CLAUDE H. NASH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            VIROPHARMA INCORPORATED
                            405 EAGLEVIEW BOULEVARD
                           EXTON, PENNSYLVANIA  19341
                    (Name and Address of Agent for Service)

                                 (610) 458-7300
          (Telephone number, including area code of agent for service)

                          Copies of Communications to:

      JEFFREY P. LIBSON, ESQUIRE               THOMAS F. DOYLE, ESQUIRE
      PEPPER HAMILTON LLP                      VIROPHARMA INCORPORATED
      1235 WESTLAKES DRIVE, SUITE 400          405 EAGLEVIEW BOULEVARD
      BERWYN, PENNSYLVANIA 19312-2401          EXTON, PENNSYLVANIA 19341

                        CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum           Proposed Maximum                Amount of
 Title of Securities to      Amount to Be    Offering Price Per     Aggregate Offering Price/(2)/   Registration Fee /(2)/
      Be Registered        Registered /(1)/     Share /(2)/
COMMON STOCK, PAR
 VALUE $0.002 PER SHARE             800,000      $ 20.75                 $16,600,000                   $ 4,897.00
=========================================================================================================================



/(1)/ Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

/(2)/ Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the NASDAQ National Market on July 31, 1998.

     This Registration Statement is filed solely to reflect an increase of 800,000 shares of the Registrant's common stock, par value $0.002 per share, reserved for the Registrant's 1995 Stock Option Plan, as amended and restated. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-34129 filed on August 22, 1997 are incorporated herein by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
----------------

     The exhibit list is amended to read in its entirety as follows:

Exhibit Number  Description
--------------  -----------

5               Opinion of Pepper Hamilton LLP

23.1            Consent of KPMG Peat Marwick LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included on the Signature Page of this Registration Statement)

99 ViroPharma Incorporated Stock Option Plan, as amended and restated (1)

______________________
(1) Filed as Annex A to the Registrant's proxy statement filed on April 15, 1998 (File No. 0-21699)

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on July 31, 1998.


                              VIROPHARMA INCORPORATED


                              By:  /s/ Claude H. Nash
                                  ----------------------------------------
                                      Claude H. Nash, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person in so signing also makes, constitutes and appoints Claude H. Nash and Vincent J. Milano, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.


Name                                                                Title                   Date
-----------------------------------------------------  -------------------------------  -------------

/s/ Claude H. Nash                                     President, Chief Executive       July 31, 1998
-----------------------------------------------------  Officer and Chairman of the
Claude H. Nash                                         Board (Principal Executive
                                                       Officer)


/s/ Vincent J. Milano                                  Vice President, Chief            July 31, 1998
-----------------------------------------------------  Financial Officer and Treasurer
Vincent J. Milano


/s/ Frank Baldino, Jr., Ph.D.                          Director                         July 31, 1998
--------------------------------
Frank Baldino, Jr., Ph.D.


/s/ Robert J. Glaser                                   Director                         July 31, 1998
-------------------------------------
Robert J. Glaser


/s/ Ann H. Lamont                                      Director                         July 31, 1998
-----------------------------------
Ann H. Lamont


/s/ David J. Williams                                  Director                         July 31, 1998
-----------------------------------
David J. Williams


                                 EXHIBIT INDEX

Exhibit Numbers     Description
---------------     -----------

5                   Opinion of Pepper Hamilton LLP

23.1                Consent of KPMG Peat Marwick LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5)

24 Power of Attorney (included on signature page of this Registration Statement)